EXHIBIT 10.23

POLICY ON REIMBURSEMENT OF INCENTIVE COMPENSATION

WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted a policy enabling the Company to require reimbursement or forfeiture of incentive compensation paid or provided to the Company’s senior executives in certain circumstances; and

WHEREAS, the Board now believes it is in the best interests of the Company to modify the existing policy to enable the Company to require reimbursement or forfeiture of incentive compensation paid or provided to a senior executive of the Company in circumstances where there has been an act of misconduct or specified failure of risk management by a senior executive that has resulted or may result in financial or reputational harm to the Company.

RESOLVED, that the Board shall, in all appropriate circumstances, as determined in its discretion, and to the extent permitted by governing law, require reimbursement or forfeiture of any annual incentive payment or long-term incentive compensation provided to an Executive (defined as a current or former employee who is or was (1) an executive officer for purposes of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or (2) a senior executive of the Company at the L1 level) where:

(1)

the payment or compensation was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the SEC, and the amount of such payment or compensation would have been lower based upon the restated financial results;

(2)	an act of misconduct by the Executive has caused or might reasonably be expected to cause significant financial or reputational harm to the Company; or
(3)

there is an improper or grossly negligent failure of the Executive, including in a supervisory capacity, to identify, escalate, monitor or manage, in a timely manner and as reasonably expected, risks material to the Company, which has caused or might reasonably be expected to cause significant financial or reputational harm to the Company.

In the event of a material restatement of the Company’s financial statements as referred to in (1) above, the Company will, to the extent practicable, seek to recover from the individual Executive the amount(s) by which the individual Executive's incentive payments or compensation for the relevant periods exceeded the amount(s) that would have been made based on the restated financial results.  In the event of misconduct by the Executive as referred to in (2) above or a failure of risk management as referred to in (3) above, the Company will, to the extent practicable, seek to recover from the individual Executive the amount(s) by which the Board, in its discretion, determines would not have been awarded or earned if the circumstances surrounding the Executive’s misconduct or failure of risk management had been known to the Board.

If the Executive does not reimburse the Company for such amounts, the Company, among other remedies, may elect to recover the amount(s) by offsetting other amounts due or which may come due to the Executive under other compensation plans or programs.

In determining whether, in its discretion there are appropriate circumstances to require such reimbursement or forfeiture, the Board will consider all the facts and circumstances relating to the material restatement or the event that resulted or may result in financial or reputational harm, including the extent to which an Executive acted in the normal course of the Executive’s duties and in good faith based on facts known to the Executive at the time.  Further, in the event of a material restatement, except in cases where the financial results subject to the material restatement were inaccurate as a result of an act of misconduct or failure of risk management by a senior executive, the right to recovery shall be limited to compensation actually paid or provided during the three years prior to the date on which the Company commences steps that ultimately lead to the filing of the material restatement.

FURTHER RESOLVED, that in addition to any other reimbursement or forfeiture described elsewhere in this Policy, the Company may require an Executive to reimburse the Company for profits the Executive realizes on the sale of Company securities during the 12‑month period following the issuance by the Company of a financial report that, due to the Executive’s misconduct, is materially noncompliant with the federal securities laws.

This revised Policy shall take effect on May 7, 2018 and apply to any annual incentive payment or long-term incentive compensation paid or provided to an Executive on or after the effective date.  Any annual incentive payment or long-term incentive compensation awards paid or provided to an Executive prior to May 7, 2018 shall be subject to the Policy on Reimbursement of Incentive Payments previously in effect.

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